To the Shareholders and Board
of Trustees of the SSgA Funds:

In planning and performing our
audits of the financial statements
of the SSGA Funds listed in
Appendix A (the Funds), as of
and for the year ended August 31,
2008, in accordance with the
standards of the Public Company
Accounting Oversight Board
(United States), we considered
the Funds internal control over
financial reporting, including
control activities over safeguarding
securities, as a basis for
designing our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, but not for the
purpose of expressing an opinion
on the effectiveness of the Funds
internal control over financial
reporting.   Accordingly, we
express no such opinion.

The management of the Funds is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A funds
internal control over financial
reporting is a process designed
to provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external purposes
in accordance with generally
accepted accounting principles.
A funds internal control over
financial reporting includes those
policies and procedures that
1. pertain to the maintenance of
records that, in reasonable detail,
accurately and fairly reflect the
transactions and dispositions of the
assets of the fund 2. provide
reasonable assurance that
transactions are recorded as
necessary to permit preparation
of financial statements in
accordance with generally accepted
accounting principles, and that
receipts and expenditures of the
fund are being made only in
accordance with authorizations of
management and directors of the fund
and 3. provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use, or disposition of
the funds assets that could have a
material effect on the financial
statements.

Because of its inherent
limitations, internal control
over financial reporting may
not prevent or detect misstatements.
Also, projections of any evaluation
of effectiveness to future periods
are subject to the risk that
controls may become inadequate
because of changes in conditions,
or that the degree of compliance
with the policies or procedures
may deteriorate.

A deficiency in internal control
over financial reporting
exists when
the design or operation of a
control does not allow management
or employees, in the normal course
of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.
A material weakness is a
deficiency, or combination of
deficiencies,in internal control
over financial reporting such that
there is a reasonable possibility
that a material misstatement of
the funds annual or interim
financial statements will not be
prevented or detected on a
timely basis.

Our consideration of the Funds
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal
control that might be material
weaknesses under standards
established by the Public Company
Accounting Oversight
Board (United States).  However, we
noted no deficiencies in the Funds
internal control over financial
reporting and their operation,
including controls for safeguarding
securities that we consider to be a
material weakness as defined above
as of August 31, 2008.

This report is intended solely for
the information and use of management
and the Board of Trustees of the SSgA
Funds and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone other
than these specified parties.

/s/Deloitte & Touche LLP
Boston, Massachusetts
October 27, 2008

Appendix A
SSgA FUNDS list of Funds
Year Ended AUGUST 31, 2008

SSgA Disciplined Equity Fund
SSgA Small Cap Fund
SSgA Core Opportunities Fund
SSgA Tuckerman Active REIT Fund
SSgA Aggressive Equity Fund
SSgA IAM Shares Fund
SSgA Concentrated Growth Opportunities
Fund
SSgA Large Cap Value Fund
SSgA Enhanced Small Cap Fund
SSgA Directional Core Equity Fund
SSgA US Treasury Money Market Fund
SSgA Prime Money Market Fund
SSgA Money Market Fund
SSgA US Government Money Market Fund
SSgA Tax Free Money Market Fund
SSgA Bond Market Fund
SSgA Intermediate Fund
SSgA High Yield Bond Fund
SSgA Emerging Markets Fund
SSgA International Stock Selection Fund
International Growth Opportunities Fund
Life Solutions Balanced Fund
Life Solutions Growth Fund
Life Solutions Income and Growth Fund
S&P 500 Fund
SSgA Core Edge Equity Fund